UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2020 (the “Closing Date”), Jerrick Media Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Buyer”), for the issuance and sale of a self-amortization promissory note, in the principal amount of $550,000 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Purchase Agreement and the Note (the “Sale”). The Company also issued (i) a warrant to purchase 148,809 shares of Common Stock (the “Warrant”) and (ii) 16,272 shares of Common Stock to the Buyer as an inducement to enter into the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing was subject to customary closing conditions.

The Note matures on June 19, 2021 and bears interest at a rate of twelve percent (12%) per annum. The Note may be prepaid in whole or in part at any time prior to the date that an Event of Default (as that term is defined in the Note) occurs under the Note, such right being exercisable on not less than one (1) trading day prior to written notice to the Buyer.

The Warrant provides that the Buyer is entitled to, at any time on or after the Closing Date, to purchase from the Company up to 148,809 shares of Common Stock at an exercise price of 110% of the closing bid price of the Common Stock on the trading day immediately preceding the Closing Date, subject to adjustment as provided therein. The Warrant is exercisable by the Buyer during the period commencing on the date that is six (6) calendar months after the Closing Date and ending on 5:00 p.m. EST on the five-year anniversary thereof.

The net proceeds of the Sale are expected to be used for working capital purposes and to further execute on the Company’s existing business plan.

The foregoing description of the Purchase Agreement, the Note and the Warrant is a summary and is qualified in its entirety by reference to the Form of Securities Purchase Agreement, Form of Self-Amortization Promissory Note, and Form of Common Stock Purchase Warrant, filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference. The securities described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On June 22, 2020, the Company issued a letter to shareholders. A copy of the letter to shareholders is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated June 19, 2020

10.2	Form of Self-Amortization Promissory Note, dated June 19, 2020

10.3	Form of Common Stock Purchase Warrant, dated June 19, 2020

99.1	Shareholder Letter, dated June 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: June 24, 2020	By:	/s/ Jeremy Frommer
Jeremy Frommer
Chief Executive Officer